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                                                                    Exhibit 99.5

                         ACCEL INTERNATIONAL CORPORATION
                                 RIGHTS OFFERING

                          NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker or other nominee holder of Rights (the "Rights") to purchase shares of Common Stock, par value $.10 per share (the "Common Stock"), of ACCEL International Corporation (the "Company") pursuant to the rights offering (the "Rights Offering") described and provided for in the Company's prospectus dated ______, 1996 (the "Prospectus"), hereby certifies to the Company and to National City Bank, as Subscription Agent for such Rights Offering, that the undersigned has subscribed for pursuant to the Basic Subscription Privilege (as defined in the Prospectus), on behalf of beneficial owners thereof (which may include the undersigned), the number of shares specified below:


                           Number of Shares
                            Subscribed for
                          Pursuant to Basic            Rights Certificate
                        Subscription Privilege                Number
                        __________________________________________________
     1.                 ______________________         ___________________
     2.                 ______________________         ___________________
     3.                 ______________________         ___________________
     4.                 ______________________         ___________________
     5.                 ______________________         ___________________
     6.                 ______________________         ___________________
     7.                 ______________________         ___________________
     8.                 ______________________         ___________________
     9.                 ______________________         ___________________
     10.                ______________________         ___________________

                                                 _______________________________
                                                 Name of Nominee Holder

Depository Participant Number (if applicable)    _______________________________
                                                 Address
_________________________________________

Basic Subscription Confirmation Number(s)        By: ___________________________
                                                 Name: _________________________
_________________________________________        Title: ________________________
                                                 Telephone Number: _____________